UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2017

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12182 (Commission file number)	95-3647070 (IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 600-5600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kurtis J. Binder as New Chief Financial Officer

On July 17, 2017, CalAmp Corp. (the “Company”) announced the appointment of Kurtis J. Binder as Executive Vice President and Chief Financial Officer of the Company. Mr. Binder now serves as the Company’s principal financial officer and principal accounting officer, succeeding Rick Vitelle whose planned retirement was previously announced on December 21, 2016. Mr. Vitelle will continue on an interim basis with the Company as an executive vice president, working closely with Mr. Binder to ensure a seamless transition.

Mr. Binder, 47, brings significant leadership and technical experience in finance and business management working with multinational technology companies with operations across Europe, Asia, Latin America and the U.S. Mr. Binder has spent the majority of his career in financial leadership positions, including most recently as Chief Financial Officer of VIZIO, Inc. a global consumer electronics company headquartered in the U.S., and previously served as an Assurance and Advisory Business Services Partner at Ernst & Young LLP.

Mr. Binder holds a Master of Business Administration degree in Finance and a Bachelor of Business Administration degree in Accounting from Loyola University, Maryland.

In connection with Mr. Binder’s appointment, the Company entered into an employment agreement with him under which Mr. Binder will receive a signing bonus of $35,000 and an annual base salary of $350,000 (prorated for fiscal 2018). In addition, under the Company’s short-term incentive plan (“STIP”), Mr. Binder is eligible to receive an annual performance bonus as determined by the achievement of certain corporate financial objectives of consolidated revenue and consolidated EBITDA. For fiscal 2018, Mr. Binder’s pro-rated STIP will be paid based on the achievement of those financial objectives as follows: zero percent (0%) of his base salary at minimum achievement; up to sixty-five percent (65%) of his base salary at target; and up to one hundred twenty percent (120%) of his base salary at maximum. On July 17, 2017, Mr. Binder was granted equity awards under the Company’s 2004 Incentive Stock Plan (the “Plan”), with an aggregate grant date fair value of $1,100,000, of which: (i) fifty percent (50%) of the value will be in the form of restricted stock shares (vesting twenty-five percent (25%) per year over four years); (ii) twenty-five percent (25%) of the value will be in the form of non-qualified stock options (vesting twenty-five percent (25%) per year over four years); and (iii) twenty-five percent (25%) of the value will be in the form of performance options (vesting twenty-five percent (25%) per year over four years but not exercisable until the performance condition specified in the award agreement has been attained).

Pursuant to the terms of his employment agreement, subject to the execution of a release of claims in favor of the Company, Mr. Binder is entitled to severance benefits in the event of certain qualifying terminations.

If Mr. Binder is terminated without “cause” or terminated with “good reason” not in conjunction with a change in control” (each as defined in his agreement), he is entitled to severance in the form of continuation of payments of base salary for 6 months and COBRA premiums for 12 months. In addition, Mr. Binder’s unvested equity awards would continue to vest for a period of six months following such termination.

If Mr. Binder is terminated without “cause,” or he terminates his employment for “good reason,” in either case within the 3-month period immediately preceding or the 12-month period immediately following a “change in control,” then he is entitled to severance in the form of continuation of payments of base salary and COBRA premiums for 18 months, and pro rata target bonus for the then current fiscal year. In addition, seventy-five percent (75%) of his then unvested equity awards would become immediately vested. Mr. Binder’s employment agreement will continue in effect until July 17, 2019, and is subject to biennial review and renewal. If renewed, the employment agreement will provide for a minimum of two years of coverage; provided, however, that failure by the Company to renew the agreement constitutes termination without “cause.”

The foregoing is a summary of the material terms of the employment agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of his employment agreement. The Company intends to file a copy of his employment agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending August 31, 2017.

The Company also intends to enter into its standard form of Directors and Officers Indemnity Agreement with Mr. Binder, which is incorporated by reference to Exhibit 10.3 of the Company's Annual Report on Form 10-K for the year ended February 28, 2005, filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. Binder and any other persons pursuant to which Mr. Binder was selected as the Chief Financial Officer of the Company. There are no family relationships between Mr. Binder and any director or executive officer of the Company, and Mr. Binder has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Continued Employment of Rick Vitelle

In connection with Mr. Vitelle’s retirement as the Chief Financial Officer of the Company on July 17, 2017, the Company entered into a Separation Agreement and General Release with Mr. Vitelle (the “Separation Agreement”), pursuant to which Mr. Vitelle will continue his employment with the Company as an executive vice president through August 1, 2018 (the “Termination Date”). The Separation Agreement supersedes in its entirety the employment agreement between the Company and Mr. Vitelle, which was originally entered into on May 31, 2002 and subsequently amended.

Under the terms of the Separation Agreement, the Company will continue to pay Mr. Vitelle an annual base salary of $350,000 (prorated for the duration of his service) until the Termination Date. In addition, under the STIP, Mr. Vitelle will be eligible to receive an annual performance bonus for fiscal 2018 as determined by the achievement of certain corporate financial objectives of consolidated revenue and consolidated EBITDA.

The foregoing is a summary of the material terms of the Separation Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Separation Agreement. The Company intends to file a copy of the Separation Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending August 31, 2017.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on July17, 2017, announcing the Chief Financial Officer transition described herein. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release of the Registrant dated July 17, 2017 announcing appointment of Kurtis J. Binder as new Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.
Registrant

	By:	/s/ Michael Burdiek
Michael Burdiek
President and Chief Executive Officer

Dated: July 17, 2017